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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-12


                            THE PIONEER GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)



                         LENS INVESTMENT MANAGEMENT, LLC
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NY2:\911472\01\58531.0014

FOR IMMEDIATE RELEASE

CONTACT
Timothy Holland                              Richard A. Bennett
Alan Towers Associates                       Lens Investment Management, LLC
212-354-6942                                 207-775-4296


               LENS SUPPORTS PIONEER'S SALE TO UNICREDITO ITALIANO

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         FIRM SUSPENDS PROXY CONTEST; DECLARES VICTORY FOR SHAREHOLDERS



PORTLAND, ME, May 15, 2000 - Lens Investment Management, LLC, supports the announced agreement to sell The Pioneer Group, Inc. (NASDAQ: PIOG) to UniCredito

Italiano for approximately $43.50 a share. Lens has been conducting a proxy contest to elect its nominees to the Pioneer Board to effect a sale of the

Company. With a sale of the company pending, Lens believes the goal of its proxy contest has been achieved and has determined to cast its vote for management's nominees.


"Lens' objective at Pioneer has been the company's sale at a substantial premium to its recent stock price, and the announced agreement with UniCredito Italiano represents a victory in our efforts to maximize shareholder value," said Richard

A. Bennett, Director of Governance at Lens. "With our objective seemingly achieved, we're suspending our efforts to win control of Pioneer's board but will monitor developments closely. Lens' victory at Pioneer is a powerful reminder of how motivated shareholders can make a difference in the fortunes of the companies in which they invest. We'd like to thank our fellow Pioneer shareholders for supporting our efforts and management for taking the steps necessary to maximize shareholder value."


Lens indicated in its proxy statement that its nominees had consented to serve as Pioneer directors if elected. In view of the pending sale, however, they believe that their election is no longer necessary to serve shareholder interests, and they have determined not to serve if elected. Consequently, Lens intends to vote its shares for management's nominees and urges their fellow shareholders to do likewise. Proxies received for Lens' nominees will, however,

be voted as directed.

                                     (MORE)
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LENS SUPPORTS PIONEER'S SALE TO UNICREDITO ITALIANO, PAGE 2



Lens Investment Management, LLC, is an activist investment management firm that invests in companies it believes are underperforming despite strong underlying values and susceptible to increased value through shareholder activism. Its founder and Chairman Robert A. G. Monks is an internationally recognized authority on corporate governance and a pioneering activist investor. Lens and its affiliates, which manage in excess of $400 million of capital, own approximately 4.34% of Pioneer's outstanding common stock.